                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 4th day of June, 2001 between Retail Convergence, Inc. (d/b/a SmartBargains), a Delaware corporation, with offices at 40 Broad Street, Boston, Massachusetts 02109 (the "Company"), and Carl Rosendorf, an individual residing at 43 Scotch Pine Road, Weston, Massachusetts 02493 (the "Employee").

                                    RECITALS

     The Company desires to employ the Employee as its Chief Executive Officer and a director and the Employee desires to be so employed upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. Employment. The Company hereby employs the Employee as the Chief Executive Officer of the Company, with responsibility to direct and oversee all aspects of the Company's business. During such time as the Employee is employed by the Company hereunder (the "Employment Term"), the Employee shall be subject to the direction of the Board of Directors of the Company. During the Employment Term, the Employee shall be a member of the Board of Directors of the Company.

     2. Performance. The Employee agrees to devote his best efforts and all of his business time to the performance of his duties hereunder during The Employment Term.

     3. Employment Term. The Employment Term shall commence on the date hereof and shall continue until the Employee's employment with the Company is terminated in accordance with this Agreement.

     4. Compensation.

        (a) Salary. During the first three years of the Employment Term, the Company shall pay the Employee a base salary, payable in equal weekly installments of not less than $6,730.77, subject to withholding and other applicable taxes, representing the annual rate of not less than $350,000.

        (b) Bonus. Except as provided below with respect to certain termination events, the Employee shall be paid a bonus of $150,000 per year during each of the first three years of the Employment Term. During the first year of the Employment Term such bonus will be paid $37,500 quarterly, payable on the three month, six month, nine month and twelve month anniversaries of the date hereof. Such bonus will be paid with respect to the second year of the Employment Term on the second year anniversary of the date hereof, and shall be paid annually thereafter during the Employment Term on the subsequent anniversaries of the date hereof.

        (c) Benefits. The Employee shall be covered by the Company's medical plans generally made available to the Company's employees and shall participate in all other benefit programs available to the Company's senior management.

        (d) Vacation. The Employee shall be granted leave for three weeks for each twelve months during the Employment Term. Neither time for vacation nor holidays may be carried forward beyond the end of each such twelve month period.

        (e) Loan. The Company agrees to enter into a loan arrangement with the Employee on the terms set forth on Exhibit A attached hereto. Such loan shall be subject to execution and delivery of documentation reasonably acceptable to the Employee and the Company relating to such loan.

        (f) Miscellaneous.

         1) The Company shall reimburse the Employee for reasonable, documented business and travel expenses, in accordance with Company policy.

         2) The Company shall reimburse the Employee for documented relocation expenses, including any lease cancellation fees the Employee may incur with respect to his New York apartment, up to an aggregate maximum of $10,000.

     5. Agreement Not to Compete, Agreement Not to Solicit.

        (a) Non-Solicitation. The Employee agrees that during the Non-Competition Period (as such term is defined below), he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or otherwise seek to employ any employee or independent contractor of the Company or the Company's subsidiaries. The "Non-Competition Period" is (a) the period during which the Employee is employed hereunder plus
(b) one year following Employee's termination of employment with the Company for any reason. Notwithstanding anything to the contrary herein, the Employee shall not be deemed in violation of this Agreement solely as a result of (i) the publication or posting (in any medium) of any advertisements or notices of employment opportunities or the participation in any job fairs, or (ii) the retention of any independent contractor of the Company provided such retention does not result in such independent contractor electing to terminate or reduce the type or level of services provided to the Company.

        (b) Agreement Not to Compete. The Employee agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly engage in, or have any association with or financial interest in a "Competitive Activity." "Competitive Activity" shall mean providing services with respect to commerce on or through the internet, in any capacity, (including, without limitation, as an officer, director, employee, consultant, independent contractor or investor), to a person or entity engaged in the business of offering for sale or selling overstock, remainder, out of season, or distressed merchandise, that is the same or substantially similar to the products offered for sale by the Company on the effective date of termination of Employee's employment with the Company (or, if being determined before such termination, on the date of such determination), or which the Company has actual plans to offer for sale as of the effective date of termination of Employee's employment with the Company (or, if being determined before such termination, on the date of such determination). Notwithstanding the foregoing, holding an equity interest of less than 5% in any publicly traded entity shall not be deemed a Competitive Activity hereunder, provided that the Employee does not otherwise engage in Competitive Activity on behalf of that entity.

     6. Secret Processes and Confidential Information. During the Employment Term and thereafter, the Employee will not use or divulge, directly or indirectly, other than in the regular and proper course of business of the Company, any confidential information, know how, process, technique, plan invention, trade secret or other non-public information used by or regarding the Company or its business (collectively, "Information"), provided that, if the Employee is required to divulge any such information in order to comply with applicable laws, governmental regulations or legal subpoena, the Employee may do so without violation hereof if the Employee provides prior timely written notice thereof to the Company, provides the Company with ample opportunity to object to such disclosure at its expense, and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure and provided further; however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such Information which is hereafter or shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall become and be the sole property of the Company unless released in writing by the Company. During the Employment Term and thereafter the Employee agrees to take all actions reasonably requested by the Company, at its expense, to validly vest or transfer, if appropriate, legal title to any such processes, techniques, know-how, inventions, plans, products, patents and devices in and to the Company.

     7. Termination.

        (a) Termination by Employee. The Employee may terminate his employment hereunder at any time for any reason or for no reason upon providing written notice to the Company. Also, the Employee may terminate his employment hereunder for Good Reason (as defined below) by providing written notice thereof to the Company, which notice shall indicate such termination is for Good Reason. As used herein, the term "Good Reason" shall mean (i) termination due to a material breach of this Agreement, or any other agreement between the Employee and the Company, which breach remains uncured by the Company, if curable, for a period of thirty (30) days following receipt of a written notice of breach from the Employee, specifying the act or omission upon which such claim of breach is based; (ii) the Employee being assigned by the Company to perform duties or responsibilities on a regular and continuing basis which are materially different from the duties and responsibilities of a Chief Executive Officer of an enterprise comparable to the Company; or (iii) a downgrading of the Employee's title from Chief Executive Officer, and in each case, the Employee's election to terminate as a result thereof. The Employee acknowledges that the Company is a dynamic and changing enterprise, and that he may be asked, from time to time, to perform tasks which are not ordinarily performed by the Chief Executive Officer of a more established business. Such assignments shall not constitute Good Reason. Termination for Good Reason shall be deemed to be termination by the Company without cause, under Section 7(d) of this Agreement.

        (b) Termination by the Company With Cause. The Company shall have the right at any time to terminate the Employee's employment hereunder without prior notice for Cause. "Cause" shall mean (i) any act or omission which constitutes a material breach by the Employee of the terms of this Agreement or any other agreement between the Employee and the Company, which breach remains uncured by the Employee for a period of thirty (30) days following the Employee's receipt of a written notice of breach from the Company, specifying the act or omission upon which the Company's claim of breach is based; (ii) the commission of a felony or any dishonest or wrongful act involving fraud; (iii) the commission of an act of moral turpitude which may adversely effect the reputation or business of the Company as reasonably determined by the Board of Directors of the Company; or (iv) the Employee's willful or continuing failure to perform his duties reasonably assigned.

        (c) Termination by Company for Death or Disability.

          (i) The Employee's employment hereunder shall terminate upon the death of the Employee.

          (ii) The Company shall have the right at any time to terminate the Employee's employment hereunder without prior notice upon the Employee's inability to perform his duties hereunder by reason of any mental, physical or other disability (as hereinafter defined) for a period of at least six (6) months in any twelve (12) month period. For purposes of this Agreement, the term "disability" is defined to mean any physical or mental disability suffered by the Employee which renders the Employee unable to perform his duties hereunder and which is further determined to be permanent with regard to the Employee's ability to return to work in his full capacity. Any determination of disability shall be made by the Company in consultation with a qualified physician or physicians selected by the Company and reasonably acceptable to the Employee.

        (d) Termination by Company Without Cause. The Company shall have the right to terminate the Employee's employment for any other reason or for no reason without Cause upon written notice to the Employee.

     8. Effect of Termination of Employment.

        (a) With Cause. If the Employee's employment is terminated by the Company with Cause (pursuant to Section 7(b)), or voluntarily by the Employee without Good Reason, the Employee's salary and other benefits specified in
Section 4 shall cease at the time of such termination, and the Employee shall not be entitled to any further payments from the Company (including, without limitation, any bonus specified in Section 4(b) which has not been paid prior to such termination), except to the extent of unpaid base salary and vacation pay accrued (but not used) through the date of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

        (b) Death or Disability. If the Employee's employment is terminated by the death or disability of the Employee (pursuant to Section 7(c)), the Company shall have no further payment obligations to the Employee under this Agreement, except that the Company shall pay the Employee's beneficiary or estate in the case of the Employee's death, or the Employee in the case of the Employee's disability an amount equal to six (6) months of Employee's base salary.

        (c) Without Cause. If the Employee's employment is terminated by the Company without Cause (pursuant to Section 7(d)) or if the Employee terminates his employment for Good Reason, the Company's sole obligation to the Employee under this Agreement shall be: (i) if such termination occurs within six months of the date hereof, to pay the Employee an amount equal to $500,000 less any base salary and bonus previously paid to the Employee for the period preceding the date of such termination, and (ii) if such termination occurs after such six month period, to pay the Employee a severance amount equal to $250,000.

     9. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

                  If to the Employee:

                  Carl Rosendorf
                  43 Scotch Pine Road
                  Weston, Massachusetts 02493

                  and:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attn:  Jay Bothwick, Esq.

                  If to the Company:

                  Retail Convergence, Inc. (d/b/a SmartBargains)
                  40 Broad Street
                  Boston, Massachusetts 02109
                  Attn:  Chief Financial Officer

                  and:

                  Hutchins, Wheeler & Dittmar
                  A Professional Corporation
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attn:  Steven M. Peck, Esq.

     10. General.

        (a) Prior Agreements. This Agreement supersedes and replaces all prior agreements between the Company and the Employee, and the Company shall have no further obligations to the Employee under such prior agreements.

        (b) Governing Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

        (c) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement.

        (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

        (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto. Without limiting the generality of the foregoing, this Agreement, together with that certain Incentive Stock Option Agreement, Stock Restriction Agreement and letter regarding additional options, each dated as of the date hereof, between the Employee and the Company supercedes the Company's offer letter to you dated May 11, 2001.

        (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

        (g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Employee and the Company, or, if the Employee and the Company cannot agree on the selection of the arbitrator, then before three arbitrators, one of which shall be appointed by the Employee, one of which shall be appointed by the Company, and the third of which shall be chosen by the American Arbitration Association (such arbitrator or arbitrators hereinafter referred to as the "Arbitrator"). Judgment may be entered on the Arbitrator's award in any court having jurisdiction, absent manifest error. The parties hereby agree that the Arbitrator shall be empowered to enter into an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all expenses of arbitration, including the expenses of the Arbitrator, incurred in any arbitration hereunder. In the event the Company or the Employee shall prevail in any such arbitration, then the non-prevailing party shall bear all expenses of the Arbitrator and all of the legal fees and out-of-pocket expenses of the other party in such arbitration. The arbitration shall be conducted in Massachusetts or at any other location which is mutually agreed to by the parties.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                         RETAIL CONVERGENCE, INC. (d/b/a
                                         SmartBargains)


                                         By: /s/ Donato A. DeNovellis
                                             ------------------------
                                             EVP/CFO



                                             /s/ Carl Rosendorf
                                             ------------------------
                                             Carl Rosendorf




                                    EXHIBIT A

                                   LOAN TERMS

     The Company shall loan the Employee one hundred (100%) percent of the purchase price of any restricted shares sold to him in connection with the Company's hiring of the Employee (the "Loan"). Twenty-five (25%) percent of the Loan will be secured by the restricted shares and the Employee's other assets, and seventy-five (75%) percent of the Loan will be secured solely by the restricted stock without recourse to the Employee's other assets. The Company agrees to seek recovery from the stock before it seeks recovery from the Employee's other assets. The Loan will be memorialized in one or more promissory notes (the "Notes") bearing interest at 6% payable by the Employee on demand following the termination of his employment with the Company for any reason. Interest only on the Notes shall be payable on a quarterly basis, beginning three months following the effective date of the Loan. The Employee shall also execute a security agreement(s) to secure his obligations under the Loan and the Notes.